December 9, 1996


The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104


      This consent is furnished in connection with the filing of the Registration Statement on Form S-6 ("Registration Statement") of Separate Account FP ("Separate Account FP") of The Equitable Life Assurance Society of the United States ("Equitable") covering an indefinite number of units of interest in Separate Account FP to be issued in connection with Champion 2000 (policy form no. 90-400), individual modified premium variable whole life insurance policies ("Policies") which were originally offered and issued by Equitable Variable Life Insurance Company ("Equitable Variable"), a wholly-owned subsidiary of Equitable, most recently pursuant to a prospectus dated May 1, 1994 and prospectus supplements dated May 1, 1995 and May 1, 1996, which have been filed in the Registration Statement. Equitable Variable is to be merged into Equitable on January 1, 1997 and on such date, Equitable will assume Equitable Variable's obligations under the Policies. The Policies are no longer being offered for sale, although Equitable will continue to collect premiums under the Policies.

      I hereby consent to the filing of my opinions dated April 26, 1994 and April 24, 1995 (the "Opinions") (originally filed as exhibits to Post-Effective Amendment No. 6 and No. 8, respectively, to Equitable Variable's Registration Statement on Form S-6, File No. 33-38594) as exhibits to Equitable's Registration Statement and to the reference to my name under the heading "Accounting and Actuarial Experts" in the Prospectus and Prospectus Supplement. The references to the "Prospectus" and "Prospectus Supplement" in the Opinions and in this consent are to the prospectus dated May 1, 1994 and the prospectus supplement dated May 1, 1995, respectively, filed in Equitable's Registration Statement, and the Opinions speak as of their respective dates.

                                      Very truly yours,



                                      /s/ Barbara Fraser
                                      ------------------------
                                      Barbara Fraser,
                                      F.S.A., M.A.A.A.
                                      Vice President
                                      The Equitable Life Assurance
                                      Society of the United States


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